                                                                             D.1


                    GATEWAY MORTGAGE ACCEPTANCE CORPORATION,

                                   as Issuer,

                                      and

                             THE BANK OF NEW YORK,

                                  as Trustee,


- --------------------------------------------------------------------------------

                            SERIES 1996A SUPPLEMENT

                           Dated as of June 27, 1996

                                       to

                                TERMS INDENTURE

                           Dated as of March 29, 1989

                         incorporating by reference the

                         STANDARD INDENTURE PROVISIONS

                          Dated as of January 1, 1989


- --------------------------------------------------------------------------------

                                   $9,422,000

                        COLLATERAL MORTGAGE OBLIGATIONS

                                  SERIES 1996A


- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
PRELIMINARY STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

GRANTING CLAUSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
       SECTION 1.    Designation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
       SECTION 2.    Certain Defined Terms.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
       SECTION 3.    Date of Bonds.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
       SECTION 4.    Aggregate Principal Amount.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
       SECTION 5.    Places for Payment of Principal of Bonds.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
       SECTION 6.    Authentication of Bonds.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
       SECTION 7.    Denomination of Bonds.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
       SECTION 8.    Interest  Payment  Dates; Principal Payment Dates; Special Payment Dates.  . . . . . . . . . . .   7
       SECTION 9.    Payments of Principal and Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
       SECTION 10.   Bond Interest Rate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
       SECTION 11.   Transfer of GNMA Certificates to Trustee;  Collection Account; Deposits to Trust Accounts.   . .  11
       SECTION 12.   Requirements for Issuance of Bonds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
       SECTION 13.   Redemption Price for Mandatory Redemptions.  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
       SECTION 14.   Redemption at the Option of the Issuer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
       SECTION 15.   Calculations With Respect to Underlying Mortgage Loans.  . . . . . . . . . . . . . . . . . . . .  14
       SECTION 16.   Special Redemption.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
       SECTION 17.   Transfer of the Bonds.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
       SECTION 18.   Independent Accountants' Reports Pursuant  to Section 8.09(b) of the Standard Indenture
                     Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
       SECTION 19.   Deposit and Withdrawal of GNMA Certificates.   . . . . . . . . . . . . . . . . . . . . . . . . .  15
       SECTION 20.   Form of the Bonds.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
       SECTION 21.   Maintenance of the Trust Estate and Other Representations by the Trustee.  . . . . . . . . . . .  16
       SECTION 22.   Expense Fund.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       SECTION 23.   Ratification and Confirmation of Indenture.  . . . . . . . . . . . . . . . . . . . . . . . . . .  17
       SECTION 24.   Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       SECTION 25.   Governing Law.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       SECTION 26.   Address of Issuer and Trustee.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       SECTION 27.   Incorporation of Terms Indenture.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

       Schedule A    -      List of GNMA Certificates Granted to the Trustee on the
       ----------               Closing date as Security for the Bonds

       Exhibit A     -      Form of Bond
       ---------
       Exhibit B     -      Letter Agreement with Clearing Agency
       ---------

         SERIES 1996A SUPPLEMENT (this "Series Supplement") dated as of June 27, 1996, between GATEWAY MORTGAGE ACCEPTANCE CORPORATION, a Delaware corporation (together with its permitted successors and assigns being herein called the "Issuer"), and THE BANK OF NEW YORK, (together with its permitted successors herein called the "Trustee") as trustee for the Bonds (as hereinafter defined) under a Terms Indenture dated as of March 29, 1989, as amended (the "Terms Indenture"), incorporating by reference the Issuer's Standard Indenture Provisions dated as of January 1, 1989, as amended (the "Standard Indenture Provisions", and the Terms Indenture and Standard Indenture Provisions, constituting one and the same instrument, are collectively referred to herein as the "Indenture"), as the Indenture is modified by this Series Supplement.


                             PRELIMINARY STATEMENT

         Section 9.01 and 2.03 of the Standard Indenture Provisions provide, among other things, that the Issuer, when authorized by its Board of Directors, and the Trustee may at any time and from time to time enter into an indenture supplemental to the indenture for the purpose of authorizing a Series of Bonds and to specify certain terms of such Series of Bonds. The Issuer has duly authorized the creation of a Series of Bonds with an aggregate principal amount of $9,422,000 to be known as its 7.05% Collateralized Mortgage Obligations, Series 1996A, due July 31, 2027 (the "Bonds"), and the Issuer and the Trustee are executing and delivering this Series Supplement in order to provide for the Bonds.

         All covenants and agreements made by the Issuer in this Series Supplement are for the benefit and security of the Holders of the Bonds. The Issuer is entering into this Series Supplement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         All things necessary to make this Series Supplement a valid agreement of the Issuer in accordance with its terms have been done.

                                GRANTING CLAUSES

         The Issuer hereby Grants, in trust, to the Trustee, for the exclusive benefit of the Holders of the Bonds, all of the Issuer's right, title and interest in and to:

         1. The "fully modified pass-through" mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA Certificates") and other mortgage-related certificates, if any, listed on Schedule A to this Series Supplement and all amounts payable to the holders of such GNMA Certificates and other mortgage-related certificates, if any, in accordance with the terms thereof;

         2. All GNMA Certificates and other mortgage-related certificates, if any, hereafter delivered by the Issuer to the Trustee pursuant to the terms of the Indenture and this Series Supplement, and all amounts payable to the holders of such GNMA Certificates and other mortgage-related certificates, if any, in accordance with the terms thereof;

         3. All cash, instruments or other property deposited in the trust account referred to as the "Collection Account" in the Indenture and this Series Supplement, including all income from the investment of funds in such Collection Account;

         4. All cash, instruments or other property deposited into a trust account, if any, comprising a part of the Trust Estate and referred to as a "Reserve Fund" in the Indenture and this Series Supplement, including all income from the investment of funds in any such Reserve Fund;

         5. All distributions on the GNMA Certificates and other mortgage-related Certificates referred to above;

         6. All present and future accounts, contract rights, goods, letters of credit, general cash and non-cash proceeds, and other rights arising from or by virtue of, the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the foregoing; and

         7. All products and proceeds of any of the foregoing items of collateral specified in paragraphs 1 through 6 above, including without limitation the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

         Such Grants are made in trust, to secure the Bonds equally and ratably without prejudice, priority or distinction, between any Bond and any other Bond issued under this Series Supplement by reason of difference in time of issuance or otherwise, but to secure such Bonds separately from any other series of bonds issued previously or hereafter by the Issuer, pursuant to the terms of the Indenture or otherwise, and to secure (i) the payment of all amounts due on the Bonds as such amounts become due in accordance with their terms, (ii) the payment of all other sums payable under the Indenture or this Series Supplement with respect to the Bonds, and (iii) compliance with the provisions of the Indenture and this Series Supplement with respect to the Bonds, all as provided in the Indenture and this Series Supplement.

         The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof and of the Indenture and agrees to perform the duties herein or therein required.

         SECTION 1.       Designation.

         The Bonds shall be designated generally as the "7.05% Collateralized Mortgage Obligations, Series 1996A".

         SECTION 2.       Certain Defined Terms.

         All terms used in this Series Supplement which are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein as supplemented by Section 2 hereof, if applicable, except to the extent such terms are defined otherwise in this Series Supplement or the context clearly requires otherwise. To the extent applicable, all of the calculations made as a part of the following definitions are made assuming a 360-day year consisting of twelve 30-day months. With respect to the Bonds, the following provisions shall govern the defined terms set forth below:

         "Accounting Party": The Issuer, except that in the case of Section 2.09(e) of the Standard Indenture Provisions, the Accounting Party shall be the Trustee.

         "Accrual Date":  June 27, 1996.

         "Applicable Overcollateralization Amount": An amount equal to 30 days' interest on, or .5875% of the aggregate principal amount of, the Bonds then outstanding.

         "Assumed Date of Receipt": For Distributions on GNMA Certificates that are (i) GNMA I Certificates, on the twentieth day of the month in which the Distribution Due Date occurs, and (ii) GNMA II Certificates, on the twenty-fifth day of the month in which the Distribution Due Date occurs.

         "Assumed Reinvestment Rate": For all funds, no more than two and one-half percent (2.50%), or such higher rate as the Rating Agency may permit for mortgage-backed securities having the same rating as the initial rating of the Bonds. Before using any such higher rate in making any calculation required under the Indenture with respect to the Bonds, the Issuer shall deliver to the Trustee notice of its intention to do so accompanied by a letter from such Rating Agency, stating that such use of such higher rate will not result in the downgrading of its rating of the Bonds.

         "Authenticating Agent": If Definitive Bonds are issued following a Book Entry Termination, the Trustee.

         "Bond Interest Rate":  As defined in Section 10 hereof.

         "Bond Value": The Bond Value for each Certificate Group on the last day of a Due Period (or on the day preceding the first Due Period) will be in the case of each Certificate Group, the Maximum Bond Value Percentage of the lesser of (x) the present value of the sum of (a) the Scheduled Distributions on all the GNMA Certificates included in such Certificate Group, excluding any portion thereof payment of which is not due prior to the latest Stated Maturity of the Bonds that such Certificate Group secures, and (b) the Reinvestment Income thereon from the Assumed Date of Receipt to the next succeeding Principal Payment Date at the Assumed Reinvestment Rate, such sum of the amounts in (a) and (b) discounted monthly at the Bond Interest Rate, and (y) the aggregate Certificate Principal Balance of all the GNMA Certificates in such Certificate Group as of the end of the related Due Period.

         "Book Entry Bonds": Unless an event resulting in Book Entry Termination (as described in this Section 2 and Section 2.14 of the Standard Indenture Provisions) shall occur, the Bonds shall be Book Entry Bonds for which ownership and transfers of beneficial ownership interests shall be made through book entries by the Clearing Agency; provided, that after Book Entry Termination, Definitive Bonds shall, after execution and delivery of a supplemental indenture containing any provisions which in the opinion of the Trustee and the Issuer are necessary for such purpose, be issued to the Beneficial Owners of Bonds Outstanding at the time of such Book Entry Termination and such Bonds shall no longer be "Book Entry Bonds".

         "Book Entry Termination":  The occurrence of any event described in
Section 2.14 of the Standard Indenture Provisions.

         "Capitalized First Interest Payment Date Deposit": A deposit made to the Collection Account, in the amount of $7,380.57, representing four days' interest at the Bond Interest Rate on the aggregate initial principal amount of the Bonds. Such deposit shall be made in accordance with the provisions of
Section 11(b) hereof.

         "Certificate Group": All GNMA Certificates that are backed by the same pool of mortgage loans.

         "Clearing Agency": The registered Holder of the single Bond evidencing the Bonds, initially issued as Book Entry Bonds. The initial Clearing Agency with respect to the Bonds shall be The Depository Trust Company of New York, the nominee for which is Cede & Co. The Clearing Agency shall at all times be a "clearing corporation" as defined in Section 8.102(c) of the Uniform Commercial Code of the State of Texas.

         "Closing Date":  June 27, 1996.

         "Corporate Trust Office": The Bank of New York, 101 Barclay Street 12E, New York, New York 10286, Attention: Mortgage Backed Securities.

         "Debt Service Requirement": With respect to a particular Payment Date, the sum of

                 (i) all interest accrued (whether or not then payable) on the then Outstanding Bonds during the Interest Accrual Period for such Payment Date, plus thirty days' interest accrued with respect to the Principal Distribution Amount (other than the initial Payment Date, on which thirty-four days' interest will be accrued with respect to the Principal Distribution Amount) and

                 (ii)     the Principal Distribution Amount for such Payment
         Date.

         "Debt Service Requirement Determination Date": With respect to any Principal Payment Date, the twelfth Business Day of the month in which such Principal Payment Date occurs, the first such Debt Service Requirement Determination Date being July 17, 1996.

         "Deceased Holder": With respect to any Book Entry Bond, the estate of a deceased Beneficial Owner or a deceased Holder thereof , acting through the representative of such estate, a surviving joint tenant, surviving tenant, surviving tenant by the entirety, surviving tenant in common or other Person empowered to act on behalf of the deceased Beneficial Owner or the deceased Holder, respectively.

         "Deceased Holder Preference": The amount specified in the clause beginning "first" in the first sentence in Section 9(d) (iii) hereof.

         "Due Period": With respect to each Principal Payment Date for the Bonds, the related Due Period shall be the period beginning immediately following the preceding Due Period (or, in the case of the Due Period that is applicable to the first Principal Payment Date, beginning on the Closing Date) and ending at the close of business on the second Business Day prior to the related Principal Payment Date.

         "Eligible Investments":  The obligations and securities specified in
Section 1.01 of the Standard Indenture Provisions, except that (i) any obligation of, or guaranteed by, FHLMC, GNMA, the Federal Home Loan Banks or the Federal Farm Credit System and (ii) a repurchase obligation that would be an Eligible Investment only pursuant to clause (b) of paragraph (iii) of the definition of the term "Eligible Investments" shall be an Eligible Investment only if, at the time of investment, such investment is acceptable to the Rating Agency as collateral for securities having the rating equivalent to the rating of the Bonds that was in effect at the Closing Date; and the Eligible Collateral, as defined in paragraph (iii) of the definition of the term "Eligible Investments", that is the subject of a repurchase obligation must have a stated maturity of one year or less; provided further that any Eligible Investment specified in such Section 1.01 constitutes a "permitted investment" under Code section 860G(a)(5).

         "Expense Fund":  As defined in Section 22.

         "Interest Accrual Period": With respect to any Interest Payment Date, the period beginning on the first day of the month preceding the month in which such Interest Payment Date occurs (or on the Accrual Date in the case of the first Interest Payment Date) and ending on the last day of the month preceding the month in which such Interest Payment Date occurs. Accordingly, the Interest Accrual Period with respect to the first Interest Payment Date shall consist of thirty-four (34) days.

         "Interest Payment Date":  As defined in Section 8(a) hereof.

         "Issuer":  Gateway Mortgage Acceptance Corporation.

         "Letter Agreement": The Letter of Representations to The Depository Trust Company from the Trustee and the Issuer dated June 27, 1996, attached hereto as Exhibit B.

         "Maximum Bond Value Percentage": (A) At any date on which the Reserve Fund is established and funded with cash and/or a Qualified Letter of Credit as provided in Section 11(c)(ii) hereof, the Maximum Bond Value Percentage shall be 100% and (B) at any date on which the Issuer has deposited GNMA Certificates with the Trustee or designated certain GNMA Certificates already securing the Bonds, in either case having the Applicable Overcollateralization Amount to secure the Bonds in lieu of a Reserve Fund funded with cash and/or a Qualified Letter of Credit, the Maximum Bond Value Percentage shall be 99.4159314%.

         "New York Agent": If Definitive Bonds are issued following a Book Entry Termination, the agent appointed by the Issuer pursuant to Section 3.02 of the Standard Indenture Provisions.

         "New York Office": If Definitive Bonds are issued following a Book Entry Termination, the office appointed by the Issuer pursuant to Section 3.02 of the Standard Indenture Provisions.

         "Overdue Bond Interest Rate": The Bond Interest Rate for the Bonds as specified in Section 10 hereof.

         "Payment Date":  Any Principal Payment Date or Interest Payment Date.

         "Principal Distribution Amount": An aggregate amount equal to the amount, if any, by which the Aggregate Current Principal Amount of the Bonds plus $1,000 exceeds the aggregate Bond Values of the GNMA Certificate Groups pledged as security for the Bonds as of the end of the Due Period ending on the second Business Day preceding such Principal Payment Date.

         "Principal Payment Date":  As defined in Section 8(b) hereof.

         "Rating Agency":  Standard & Poor's Ratings Group, and its successors.

         "Record Date": With respect to any Payment Date, the last day of the month preceding the month in which such Payment Date occurs.

         "Redemption Price": With respect to any redemption at the option of the Issuer, an amount equal to the applicable percentage of the unpaid principal amount of the Bonds as described in subsection (a) of Section 14 hereof.

         "Required Rating Category":  "AAA" by the Rating Agency.

         "Reserve Fund": Initially there shall be no Reserve Fund for the Bonds. However, the Issuer may, at any time, elect to establish a Reserve Fund in accordance with the requirements of the Standard Indenture Provisions, Terms Indenture and Section 11(c)(ii) hereof.

         "Scheduled Distributions": With respect to any Certificate Group consisting of GNMA Certificates, for any Due Period ending after the date of determination, the aggregate of the minimum scheduled Distributions, assuming no prepayments, receivable in that Due Period with respect to the GNMA Certificates included in the Certificate Group.

         "Special Payment Date":  As defined in Section 8(c) hereof.

         "Special Record Date": With respect to any Special Payment Date, the last Business Day of the month preceding the month in which any Special Payment Date occurs.

         "Spread Percentage":  For any Principal Payment Date, 0%.

         "Stated Maturity":  July 31, 2027.

         "Tender Date": A day during the period from the first through the tenth day of the month in which a Principal Payment Date occurs.

         "Trust Estate": The Trust Estate for the Bonds which is described more fully in the Granting Clauses to this Series Supplement.

         "Trust Indenture Act" or "TIA": The Trust Indenture Act of 1939 as amended and as in force at the Closing Date, unless otherwise specifically provided or unless and to the extent that any subsequent amendment to the Trust Indenture Act of 1939 shall apply retroactively to the Indenture.

         SECTION 3.       Date of Bonds.

         The Bonds that are authenticated and delivered by the Trustee to or upon the order of the Issuer on the Closing Date for the Bonds shall be dated June 27, 1996. All other Bonds that are authenticated after the Closing Date for the Bonds for any other purpose under the Indenture shall be dated the date of their authentication.

         SECTION 4.       Aggregate Principal Amount.

         The aggregate principal amount of Bonds that may be authenticated and delivered under this Series Supplement is limited to $9,422,000, except for Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds pursuant to Section 2.06, 2.07, 2.08 or 9.06 of the Standard Indenture Provisions.

         SECTION 5.       Places for Payment of Principal of Bonds.

         (a) The final payment of principal in retirement of each Bond (or the Redemption Price of any Bond called for redemption in full or redeemed at the option of the Bondholder) shall be payable upon presentation and surrender thereof only at the office of the Trustee in the City of New York, New York.

         (b) Notices with respect to the final payment of principal on the Bonds or Overdue Bonds will be mailed pursuant to Section 2.09(c) or 10.02 of the Standard Indenture Provisions as the case may be, no later than the fifth Business Day preceding such Principal Payment Date or Special Payment Date to the Person in whose name such Bond is registered at the close of business on the tenth Business Day preceding such Principal Payment Date or Special Payment Date. Copies of such notices shall be sent simultaneously to the Rating Agency.

         SECTION 6.       Authentication of Bonds.

         The Bonds may be authenticated by the Trustee at the Corporate Trust Office or other appropriate office of the Trustee.

         SECTION 7.       Denomination of Bonds.

         The Bonds are Book Entry Bonds which shall be evidenced by a single Bond representing the entire Aggregate Current Principal Amount of the Bonds at the Closing Date, beneficial ownership of which may be held in denominations of $1,000 and integral multiples thereof. The Bonds shall initially be registered on the bond Register in the name of Cede & Co., the nominee of the Clearing Agency, and no Beneficial Owner will receive a Definitive Bond representing such Beneficial Owner's interest in the Bonds, except in the event of Book Entry Termination.

         SECTION 8. Interest Payment Dates; Principal Payment Dates; Special Payment Dates.

         Except as otherwise provided below, payments of interest and principal of the Bonds shall be made in the manner provided in Section 2.09 of the Standard Indenture Provisions.

         (a) The last day of each month, commencing with August 31, 1996, shall be an "Interest Payment Date" for all purposes of the Indenture. Notwithstanding the provisions of the first sentence of this Section 8(a), thirty-four (34) days' interest at the Bond Interest Rate shall accrue and be payable on the July 31, 1996 Principal Payment Date on the portion of the principal of the Bonds that is redeemed on such July 31, 1996 Principal Payment Date.

         (b) The last day of each month, commencing with July 31, 1996, shall be a "Principal Payment Date" for all purposes of the Bonds.

         (c) The last day of each month following the month in which any Outstanding Bond is an Overdue Bond shall be a "Special Payment Date" for any such Bond.

         SECTION 9.       Payments of Principal and Interest.

         (a) Principal payments on the Bonds will be made on each Principal Payment Date in the form of redemptions as described below in an aggregate amount equal to the Principal Distribution Amount. On each Principal Payment Date, principal payments will be applied first to redemption of Bonds at the request of beneficial Owners and then to mandatory redemption in accordance with the procedures outlined in this Section 9. Notwithstanding the foregoing, the entire outstanding principal balance of the Bonds shall be paid no later than the Stated Maturity of the Bonds unless the unpaid principal balance of the Bonds becomes due and payable at an earlier date by reason of the occurrence of an Event of Default or redemption at the option of the Issuer pursuant to Section 10.05 of the Standard Indenture Provisions as modified by
Section 14 hereof, or otherwise. Notwithstanding the provisions of the first sentence of this Section 9(a), any amounts required to be paid as principal of the Bonds that are in excess of an integral multiple of $1,000 shall be retained in the Collection Account until the following Principal Payment Date and shall be paid on such following Principal Payment Date, subject to the requirement that distributions of principal of the Bonds always be made in integral multiples of $1,000.

         (b) Interest on the Current Principal Amount (before giving effect to payments of principal due upon redemption on any Principal Payment Date which is also an Interest Payment Date) of each Outstanding Bond to be paid on any Interest Payment Date shall be the amount accrued thereon at the Bond Interest Rate for the related Interest Accrual Period and if such Interest Payment Date is the Principal Payment Date (other than July 31, 1996) on which the Bond matures or any Principal Payment Date on which the Bond is redeemed, 30 days' interest at the Bond Interest Rate on the whole or any portion of the principal amount of the Bond so paid at maturity or redemption. If a Bond matures, or is redeemed, on July 31, 1996, the holder of such Bond will receive thirty-four (34) days' interest at the Bond Interest Rate.

         (c) Each payment of principal of and interest on the Bonds shall be paid to the Clearing Agency, which shall credit the amount of such payments to the accounts of its Clearing Agency Participants in accordance with its normal procedures. Each Clearing Agency Participant shall be responsible for disbursing such payments to the Beneficial Owners of the Book Entry Bonds that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Beneficial Owners of the Book Entry Bonds that it represents. All such credits and disbursements are to be made by the Clearing Agency and the Clearing Agency Participants in accordance with the provisions of the Bonds. Neither the Trustee, the bond Registrar nor the Issuer shall have any responsibility therefor except as otherwise provided by applicable law.

         (d) To the extent applicable and not contrary to the rules of the Clearing Agency, the Trustee shall comply with the provisions of the form of the Bonds as set forth in Exhibit A hereto. The Trustee shall also comply with the following additional procedures relating to the Book Entry Bonds:

                 (i) The Trustee shall maintain a list of Deceased Holders of which the Trustee has received notice and shall require a death certificate as evidence of the holding of Book Entry Bonds by a Deceased Holder (it being understood that all death certificates received by the Trustee with respect to requests for redemption shall be presumed to be legally valid and further that the Trustee not be under any duty, express or implied, to determine independently the occurrence of the death of a Deceased Holder but may rely conclusively upon documentation delivered to it pursuant to this subsection).

                 (ii) In determining the Book Entry Bonds to be redeemed to the extent of the Principal Distribution Amount on any Principal Payment Date, the Trustee shall follow the order of the time-stamped requests for redemption received by the Trustee from the Clearing Agency, subject to the priorities set forth below (it being understood that the Trustee may rely conclusively and be fully protected in relying upon the authenticity of such requests for redemption and that the Trustee shall not be liable for any delay in delivery of requests for redemption by the Clearing Agency or any Clearing Agency Participant).

                 (iii) If the aggregate principal amount of Bonds for which timely requests for redemption have been submitted exceeds the Principal Distribution Amount for any Principal Payment Date, principal payments allocated to the Book Entry Bonds will be allocated on such Principal Payment Date by the Trustee as follows: first, to Clearing Agency Participants on behalf of Deceased Holders in the order that such Deceased Holders' time-stamped requests for such redemption have been received by the Clearing Agency until each Deceased Holder requesting redemption through a Clearing Agency Participant has received an initial priority principal distribution of up to $100,000 with respect to the Book Entry Bonds held by such Deceased Holder; second, to Clearing Agency Participants on behalf of other Beneficial Owners in the order that such Beneficial Owners requests for redemption have been received until each Beneficial Owner requesting redemption through a Clearing Agency Participant has received an initial priority principal distribution, of up to $10,000 with respect to such Beneficial Owner's Book Entry Bonds; third, to Clearing Agency Participants on behalf of Deceased Holders owning Bonds in excess of such $100,000 limitation in the order that such time-stamped requests for redemption have been received by the Clearing Agency and without limitation as to the principal amount which may be so redeemed; and fourth, to Clearing Agency Participants on behalf of other Beneficial Owners owning Bonds in excess of such $10,000 limitation in the order that such time-stamped requests for redemption have been received by the Clearing Agency and without limitation as to the principal amount which may be so redeemed. For purposes of these limitations, a Bond held by tenants by the entirety, joint tenants or tenants in common is considered to be held by a single Beneficial Owner. However, a Bond held by a trustee is considered to be held by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein. Also for purposes of these limitations, the death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the holder of the Bond and the entire principal amount of the Bond so held will be subject to priority redemption, and the death of a beneficiary of a trust will be deemed to be the death of the holder of a Bond held by the trustee of the trust to the extent of such beneficiary's beneficial interest in such Bond. A person who is, or during his lifetime was, entitled to substantially all of the beneficial interests of ownership of a Bond will be deemed to be the Beneficial Owner and holder of such Bond to the extent of his beneficial interest therein, regardless of the person or entity in whoever name such Bond is registered, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife and in trust arrangements and certain other arrangements where a person has substantially all of the beneficial ownership interest in the Bond during his or her lifetime. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Bond and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

                 (iv) If any Bond for which redemption was requested is not redeemed on the Principal Payment Date for which such request was initially submitted, a request for redemption will remain in effect on each subsequent Principal Payment Date until the subject Bonds have bean redeemed or until written notice is submitted withdrawing such request for redemption. In order to be effective for any particular Principal Payment Date, a withdrawal notice must be received by the Trustee on or prior to the tenth day of the month in which the Principal Payment Date occurs.

                 (v) If the Principal Distribution Amount for any Principal Payment Date exceeds the aggregate principal amount of Bonds for which timely requests for redemption have been submitted to the Clearing Agency and forwarded to the Trustee, the Trustee shall notify the Clearing Agency of the amount of such excess by 3:00 pm. Eastern Standard Time on or prior to the 20th day of the month in which such Principal Payment Date occurs. The Clearing Agency shall allocate such excess by random lot in accordance with its rules, among the Clearing Agency Participants.

                 (vi) As soon as possible, and in any event no later than the 20th day of the month in which each Principal Payment Date occurs, the Trustee shall notify the Clearing Agency and those Clearing Agency Participants whose requests for redemption are to be honored in accordance with the priorities set forth in paragraph (iii) of this subsection (d). The notice shall include (i) the names of the Clearing Agency Participants, indirect participating firms and Beneficial Owners (including account numbers thereof if provided upon submission of the original redemption requests to the Trustee) whose Book Entry Bonds are to be redeemed, (ii) the amount of each such Person's Book Entry Bonds to be redeemed and (iii) the aggregate amount of principal required to be paid on the Bonds on the related Principal Payment Date.

                 (vii) The Bonds shall at all times, prior to Book Entry Termination, remain registered in the name of the Clearing Agency or its nominee and at all times: (i) registration of the Bonds may not be transferred by the Trustee or the Bond Registrar except to another Clearing Agency; (ii) the Clearing Agency shall maintain book entry records with respect to the Beneficial Owners and with respect to ownership and transfers of such Book Entry Bonds; (iii) ownership and transfers of registration of the Book Entry Bonds on the books of the Clearing Agency shall be governed by applicable rules established by the Clearing Agency; (iv) the Clearing Agency may collect its usual and customary fees, charges and expenses from its Clearing Agency Participants; (v) the Trustee shall deal with the Clearing Agency, Clearing Agency Participants and indirect participating firms as representatives of the Beneficial Owners of the Book Entry Bonds for purposes of exercising the rights of Holders under the Indenture, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Clearing Agency with respect to its Clearing Agency Participants and furnished by the Clearing Agency Participants with respect to indirect participating firms and their direct or indirect Beneficial Owners.

         (e) The redemption price of any Bonds selected for redemption pursuant to the provisions of this Section 9 is equal to 100% of the principal portion of the Bond so redeemed plus accrued interest to the Principal Payment Date on which such Bond (or any portion thereof) is so redeemed.

         SECTION 10.      Bond Interest Rate.

         The Bonds shall bear interest at the rate of 7.05% per annum (the "Bond Interest Rate").

         SECTION 11. Transfer of GNMA Certificates to Trustee; Collection Account; Deposits to Trust Accounts.

         (a) GNMA Certificates. The GNMA Certificates shall have been registered, in trust, in either the name of the Trustee or a Qualified Trustee Nominee of the Trustee or all action necessary to cause such registration in the name of the Trustee or a Qualified Trustee Nominee of the Trustee shall have been taken, as of a date prior to the Closing Date and in such form shall have been delivered to the Trustee or its bailee (other than the Issuer or an Affiliate of the Issuer).

         (b) Collection Account. The Issuer shall not be required to deposit on the Closing Date any funds in the Collection Account. The Issuer directs the Trustee to retain, in the Collection Account, from the funds it will receive on the July 1996 Distribution Due Date for the GNMA

Certificates, an amount equal to $7,380.57, which represents the Capitalized First Interest Payment Date Deposit on the Bonds.

         Section 8.02(d) of the Standard Indenture Provisions is hereby amended with respect to the Bonds to read in its entirety as follows:

                 "On or after each Payment Date for the Bonds, so long as the Accounting Party shall have prepared a Payment Date Statement in respect of such Payment Date and the Issuer shall have made, or, in accordance with Section 3.03 of the Standard Indenture Provisions, set aside from amounts in the Collection Account for such Bonds an amount sufficient to make the payment of principal of and interest on the Bonds then required to be made as indicated in such Payment Date Statement, the cash balance, if any, then remaining in the Collection Account, less the amount of Distributions due on the related GNMA Certificates but not received during the prior Due Period, shall be withdrawn from such Collection Account by the Trustee and applied first, to retain any amount otherwise required to be paid as principal of the Bonds that is in excess of an integral multiple of $1,000 until the following Principal Payment Date pursuant to Section 9(a) hereof, second, to the Trustee for the payment of any unpaid amount due the Trustee pursuant to the Section 6.07 of the Standard Indenture Provisions, and

         third, the balance, if any, upon receipt of an Issuer Order specifying payee and amount, to the payment of any tax payable as provided in
         Section 11.21 of the Standard Indenture Provisions as an expense of the Trust Estate, up to such amount.

         The balance, if any, of the amount so withdrawn shall be released from the lien of the Indenture and paid to the Issuer, subject to satisfaction of the following conditions:

                 (i) no Default or Event of Default shall have occurred and be continuing,

                 (ii) the Issuer shall have paid all amounts due to all Persons under the Indenture with respect to the Bonds, including all reasonable fees and expenses of the Trustee,

                 (iii) the Accounting Party shall have delivered to the Report Recipient the Payment Date Statement in respect of such Payment Date,

                 (iv) the Issuer shall have delivered to the Trustee the report or certificate of Independent Accountants required by Section 8.09(b) of the Standard Indenture Provisions, as amended by Section 18 of this Series Supplement, with respect to the most recent Payment Date for which such a report is required by this Series Supplement,

                 (v) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent to such release specified in this subsection (d) have been satisfied, and

                 (vi) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that all documents delivered to the Trustee in connection with such release comply as to form with the requirements of this subsection (d) and all conditions precedent to such release specified in this subsection (d) have been satisfied."

         (c)     Reserve Fund; Debt Service Reserve Fund; Special Reserve Fund.

                 (i) There shall be no Debt Service Reserve Fund or Special Reserve Fund for the Bonds.

                 (ii) Initially, there shall be no Reserve Fund for the Bonds. In the event that the Issuer elects to establish a Reserve Fund, it shall comply with all requirements of the Indenture and this Series Supplement which relate to the establishment and maintenance of a Reserve Fund, in particular, or a Trust Account, in general. Any such Reserve Fund may be funded by any combination of cash and/or a Qualified Letter of Credit in an amount equal, in the aggregate, to the Applicable Overcollateralization Amount. In the event that the Issuer elects to establish and fund a Reserve Fund, the Maximum Bond Value Percentage shall be equal to 100%.

         (d) Qualified Letters of Credit. A Qualified Letter of Credit shall not initially be delivered to the Trustee with respect to any Trust Account for the Bonds.

         (e) Qualified GIC. A Qualified GIC shall not be granted to the Trustee with respect to the investment of funds in any Trust Account for the Bonds.

         (f) Expense Fund. An Expense Fund shall be maintained as provided in Section 22.

         (g) Investment of Funds. Investment and reinvestment of funds in any Trust Account or in the Expense Fund shall be in one or more Eligible Investments as directed to the Trustee by the Issuer.

         SECTION 12.      Requirements for Issuance of Bonds.

         No additional items shall be required to be delivered to the Trustee pursuant to Section 2.12(r) of the Standard Indenture Provisions in connection with the issuance of the Bonds.

         SECTION 13.      Redemption Price for Mandatory Redemptions.

         The Bonds will be redeemable pursuant to Section 10.02(e) of the Standard Indenture Provisions at a redemption price equal to 100% of the unpaid principal portion of the Bond so redeemed, plus accrued interest to the Principal Payment Date on which such Bond (or any portion thereof) is so redeemed.

         SECTION 14.      Redemption at the Option of the Issuer.

         (a) The Bonds will be redeemable, in whole but not in part, at the Issuer's option, on any Principal Payment Date on or after the earlier of (i) the fourth anniversary of their issuance or (ii) the date on which the Aggregate Current Principal Amount of the Bonds (after giving effect to any redemptions of the Bonds on such Payment Date other than redemptions under this
Section 14) is less than 20% of the initial aggregate principal amount of the Bonds, at a redemption price (the "Redemption Price") equal to 100% of the Aggregate Current Principal Amount of the Bonds on the Redemption Date, together with interest as described below. On any Principal Payment Date on which the Bonds are optionally redeemed pursuant to this Section 14, interest will be paid on the principal portion of Bonds so redeemed (i) at the Bond Interest Rate for the Interest Accrual Period related to such Principal Payment Date and (ii) 30 days' interest at the Bond Interest Rate for the period from the end of such Interest Accrual Period to such Principal Payment Date.

         (b) Notwithstanding that Section 10.05 of the Standard Indenture Provisions provides for a longer notice period with respect to the Bonds, in the event of an optional redemption pursuant to this Section 14, the Issuer shall notify the Trustee at least twenty (20) days prior to the Principal Payment Date on which the optional redemption will be conducted. Following such notice from the Issuer, the Trustee will notify the Clearing Agency (by certified mail) at least fifteen (15) days prior to such Principal Payment Date; provided, however, that prior to the delivery of such notice by the Trustee to the Clearing Agency, the Issuer shall have deposited or caused to be deposited the Redemption Price with the Trustee. Following Book Entry Termination, notice to Bondholders of an optional redemption shall be made in accordance with the provisions of Section 10.02 of the Standard Indenture Provisions and any supplemental indenture entered into between the Trustee and the Issuer in connection with such Book Entry Termination.

         (c) Prior to the delivery of the notice by the Trustee to the Clearing Agency pursuant to Section 14(b) hereof, the Issuer shall deposit or cause to be deposited in the Collection Account cash, Eligible Investments or a letter of credit meeting the criteria of the Rating Agency such that the amount so deposited will equal the Redemption Price on the Redemption Date, plus accrued interest on such GNMA Certificates to the Redemption Date.

         SECTION 15.      Calculations With Respect to Underlying Mortgage
                          Loans.

         Calculations with respect to the mortgage loans underlying the GNMA Certificates Granted as security for the Bonds shall be made on the basis of the assumptions specified in Section 1.02 of the Standard Indenture Provisions, rather than on a mortgage loan-by-mortgage loan basis, with each Distribution assumed to be received and deposited in the Collection Account on the Assumed Date of Receipt.

         In using the foregoing assumption for the purpose of calculating assumed reinvestment income on such Distributions, (1) notwithstanding Section 1.02(g) of the Standard Indenture Provisions, the calendar day on which Distributions are assumed to be received shall be used, irrespective of whether it is a Business Day, (2) each month shall be assumed to consist of 30 days, and (3) notwithstanding Section 1.02(g) of the Standard Indenture Provisions, such Distributions shall remain invested until the day, irrespective of whether it is a Business Day, on which such funds are required to be available for application under the Indenture.

         SECTION 16.      Special Redemption.

         The Bonds are not subject to special redemption pursuant to Article 10 of the Standard Indenture Provisions. Accordingly, the provisions of Sections 10.01(a) through 10.01(d) of the Standard Indenture Provisions shall not apply to the Bonds.

         SECTION 17.      Transfer of the Bonds.

         All transfers by Beneficial Owners of Book Entry Bonds shall be made in accordance with the procedures established by the Clearing Agency Participant or brokerage firm representing such Beneficial Owner. Each Clearing Agency Participant shall transfer only Book Entry Bonds of Beneficial Owners it represents or brokerage firms for which it acts as agent in accordance with the Clearing Agency's normal procedures.

         SECTION 18. Independent Accountants' Reports Pursuant to Section 8.09(b) of the Standard Indenture Provisions.

         Notwithstanding that Section 8.09(b) of the Standard Indenture Provisions requires the opinion or certificate required thereby to be delivered by the Independent Accountants more frequently, with respect to the Bonds the Issuer, or the Trustee on behalf of the Issuer, shall direct the firm of Independent Accountants appointed pursuant to Section 8.09(a) of the Standard Indenture Provisions to deliver the opinion or certificate required by Section 8.09(b) of the Standard Indenture Provisions only

                 (i) on the second Business Day next succeeding the Debt Service Requirement Determination Date for each of the first three (3) Principal Payment Dates following the issuance of the Bonds (commencing with the July 31, 1996 Principal Payment Date and running through the September 30, 1996 Principal Payment Date); and

                 (ii) thereafter on the second Business Day next succeeding the Debt Service Requirement Determination Date for each December 31 Principal Payment Date (commencing with the December 31, 1996 Principal Payment Date), which report or certificate shall verify, in each case, the Principal Payment Date Statement most recently delivered by the Trustee pursuant to this Series Supplement during the period since the preceding report or certificate of Independent Accountants delivered pursuant to this Section.

         However, in the event that any report or certificate of such Independent Accountants shall set forth any exceptions to any such Principal Payment Date Statements delivered pursuant to this Series Supplement during the period described in clause (i) of the preceding sentence or thereafter at any time while the Bonds are outstanding, then a report or certificate of such Independent Accountants pursuant to clause (i) above will be required to be delivered on the Debt Service Requirement Determination Date for each Principal Payment Date until there have been no exceptions in any of the immediately preceding three (3) consecutive reports or certificates of such

Independent Accountants with respect to such Principal Payment Date Statements, in which event the annual delivery of reports or certificates of such Independent Accountants may be resumed as described in clause (ii) of the foregoing sentence.

         SECTION 19.      Deposit and Withdrawal of GNMA Certificates.

         In addition to the conditions specified in Section 8.11 of the Standard Indenture Provisions, the substitutions, withdrawals and deposits of GNMA Certificates will be subject to the following terms and conditions:

         (a) All GNMA Certificates securing the Bonds must bear interest at rates ranging from 6.5% to 10.0% per annum.

         (b) All GNMA Certificates initially pledged to secure the Bonds must have maturity dates no earlier than February 1, 2016 and no later than July 1, 2026. Substitute GNMA Certificates, if any, may have maturity dates no later than August 1, 2029, provided that no payments of principal and interest scheduled to be received after July 31, 2027, the Stated Maturity of the Bonds, may be included in the calculation of Bond Value.

         (c) The Bond Value of the total pool of GNMA Certificates securing the Bonds may not, at any time, exceed 104% of the Bond Value then required to be maintained to secure the Bonds pursuant to the provisions of the Indenture and this Series Supplement.

         SECTION 20.      Form of the Bonds.

         The Bonds, upon original issuance, are Book Entry Bonds and will be issued in the form of a single typewritten bond certificate to be delivered to the Clearing Agency by the Issuer substantially in the form attached hereto as Exhibit A. Such Bonds shall be initially registered on the Bond Register in the name of the nominee of such Clearing Agency and no Beneficial Owner will receive a certificate representing its interests in the Bonds except in the event that the Trustee issues Definitive Bonds, as provided in Section 2.14 of the Standard Indenture Provisions. Pursuant to the Letter Agreement, while the Bonds remain outstanding and such Clearing Agency remains the Holder, it will agree to make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of, and interest on, the Bonds until and unless the Trustee authenticates and delivers Definitive Bonds to the Beneficial Owners of the Bonds or their nominees, as described in Section 2.14 of the Standard Indenture Provisions.

         SECTION 21. Maintenance of the Trust Estate and Other Representations by the Trustee.

         (a) The Trustee will maintain possession of the documents, certificates and other instruments evidencing the assets comprising the Trust Estate within the States of Texas and New York and will not cause such assets to lose their separate identity or become commingled or merged with any assets not comprising the Trust Estate; provided, however, (a) the Trustee shall be entitled to hold, directly or indirectly, an undivided interest in any GNMA Certificates which constitute a part of the Trust Estate so long as the books and records of the Trustee indicate that such GNMA

Certificates are a part of the Trust Estate and such GNMA Certificates are held pursuant to that certain letter agreement between Bankers Trust Company and NationsBank of Texas, National Association dated August 8, 1994 (the "Letter Agreement), those certain Instructions to the Participants Trust Company from Bankers Trust Company and those certain Participants Trust Company Certificates of Transfer and (b) the Trustee shall be entitled to invest the Trust Estate in Eligible Investments in accordance with the Indenture and this Series Supplement, so long as such Eligible Investments are identified on the books and records of the Trustee as a part of the Trust Estate and the Trustee uses its best efforts to cause any person or entity with which the Trustee has placed an Eligible Investment to cause its books and records to show that such Eligible Investment is for the benefit of the Trustee.

         (b) The Trustee will maintain all cash held in all Trust Accounts in trust accounts maintained with a corporate trust department, rather than the commercial banking side of the Trustee.

         (c) In no event will the Trustee charge to the Trust Estate or to the Issuer any costs associated with the maintenance of portions of the Trust Estate pursuant to the terms of the Letter Agreement or any Custodian Agreement between the Trustee and Bankers Trust Company.

         (d) In the event of the resignation or disqualification of the Trustee, and in the event that the successor Trustee is unwilling to make the representations of the Trustee in paragraph (c) above, the Issuer agrees that the charges of the Participants Trust Corporation may be paid out of any excess cash flow before remittance of such excess cash flow to the holders of the residual interest in the Trust Estate securing the Bonds.

         SECTION 22.      Expense Fund.

         The Expense Fund for the Bonds shall initially be $75,000.00. The Issuer will fund the Expense Fund by depositing such amount with the Trustee on the Closing Date. The funds in the Expense Fund, if any, together with reinvestment earnings thereon at the then applicable Assumed Reinvestment Rate, will be available to pay future expenses relating to the administration of the Bonds by the Trustee. Reinvestment income in excess of the then applicable Assumed Reinvestment Rate shall be remitted to the Issuer, or to the direction of the Issuer, on a yearly basis. The funds maintained in the Expense Fund will not be subject to the lien of the Indenture and will not be available for payment of principal or interest on the Bonds. The Issuer has the option to substitute a Qualified Letter of Credit for all or a portion of the funds in the Expense Fund at any time. Additionally, all or any portion of the funds in the Expense Fund may be released to the Issuer at any time upon a determination by the Rating Agency that such release of funds will not result in a downgrading of the Bonds.

         SECTION 23.      Ratification and Confirmation of Indenture.

         The Indenture as modified and supplemented by this Series Supplement with respect to the Bonds (but which modification and supplement shall not apply to any other Series of Bonds unless otherwise specified in the related Series Supplement for such other Series of Bonds) is in all respects ratified and confirmed except that the Indenture shall be modified and supplemented to the extent necessary to comply with the Trust Indenture Act, and the Indenture as so modified and supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. With respect to the Bonds, if any provision of the Terms Indenture is inconsistent with any provision of this Series Supplement, then such provision of the Terms Indenture shall not apply to the Bonds. If any provision of this Series Supplement is inconsistent with any provision of the Terms Indenture, then such provision of this Series Supplement shall apply only to the Bonds and shall not apply to any other Series of Bonds unless otherwise specified in the related Series Supplement for such other Series of Bonds.

         SECTION 24.      Counterparts.

         This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         SECTION 25.      Governing Law.

         AS PROVIDED IN SECTION 11.13 OF THE STANDARD INDENTURE PROVISIONS, THIS SERIES SUPPLEMENT AND EACH BOND ISSUED HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

         SECTION 26.      Address of Issuer and Trustee.

         (a) The address of the chief executive office of Issuer is 77 West Wacker Drive, Suite 3100, Chicago, Illinois 60601, and the address of the Corporate Trust Office of the Trustee is 101 Barclay Street 12E, New York, New York 10286, Attention: Mortgage Backed Securities.

         (b) In the event that the Issuer changes its name or its chief business office, the Issuer agrees to give written notice to the Trustee no more than thirty (30) days following such event and further agrees to assist the Trustee in making any filing necessitated by such event in order to maintain the priority of the Trustee's security interest in the Trust Estate.

         SECTION 27.      Incorporation of Terms Indenture.

         The Issuer and the Trustee hereby agree that, subject to Section 23 hereof, all terms and provisions of the Terms Indenture dated as of March 29, 1989, which incorporates the provisions of the Issuer's Standard Indenture Provisions dated as of January 1, 1989, in each case as filed with the Securities and Exchange Commission by means of one or more Current Reports on Form 8-K, are hereby incorporated herein and shall govern the issuance and administration of the Bonds.

         IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Series Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        GATEWAY MORTGAGE ACCEPTANCE
                                        CORPORATION, as Issuer



                                        By: /s/ CHRISTOPHER J. BLUM
                                           -------------------------------------
                                           Christopher J. Blum, Vice President




STATE OF TEXAS            Section
                          Section
COUNTY OF DALLAS          Section

         On this 27th day of June, in the year 1996 before me, a Notary Public of said State, duly commissioned and sworn, personally appeared Christopher J. Blum, known to me to be a Vice President of Gateway Mortgage Acceptance Corporation, a Delaware corporation, that executed the within instrument on behalf of such corporation therein named and acknowledged to me that such officer executed the same.

         In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year this certificate first above written.



                                                 /s/ NOTARY PUBLIC
                                       -----------------------------------------
                                                    Notary Public

                                        THE BANK OF NEW YORK, as Trustee



                                        By:      /s/ RICHARD COSTANTINO
                                           -------------------------------------
                                            Richard Costantino, Vice President





STATE OF NEW YORK                  Section
                                   Section
COUNTY OF                          Section

         On this 27th day of June, in the year 1996 before me, a Notary Public of said State, duly commissioned and sworn, personally appeared Richard Costantino, known to me to be a Vice President of The Bank of New York, that executed the within instrument on behalf of the Trustee and acknowledged to me that such officer executed the same.

         In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year this certificate first above written.



                                                /s/ NOTARY PUBLIC
                                       -----------------------------------------
                                                    Notary Public

                                   Schedule A
                              To Series Supplement


    List Of GNMA Certificates Granted To The Trustee On The Closing Date As
                            Security For the Bonds

                             (Begins on Next Page)

           SCHEDULE A: 1996A GATEWAY COLLATERAL FOR SETTLEMENT 6/27/96





                                                       ISSUE        MATURITY          REMAINING
       POOL#           CUSIP            COUPON         DATE           DATE              TERM
       -----           -----            ------         -----        --------          ---------
  G2 2233              36202CPS6         7.50%        6/1/96         6/20/26             360
  G2 424270c           36206XJP9         7.00%        2/1/96         1/20/26             355
  G2 2202              36202CNT6         7.00%        4/1/96         4/20/26             358
  G2 2136              36202CLR2         7.00%       12/1/95        12/20/25             354
  G2 2184              36202CM91         7.00%        3/1/96         3/20/26             357
      TOTALS


                              FACE             CURRENT           CURRENT               BOND
       POOL#                 AMOUNT            FACTOR            BALANCE               VALUE
       -----                 ------            -------           -------               -----
  G2 2233               $  5,000,000.00      1.00000000      $  5,000,000.00     $  4,970,796.57
  G2 424270c               1,005,767.00      0.99634404         1,002,089.96          991,540.62
  G2 2202                  1,301,056.00      0.99623840         1,296,161.95        1,282,484.90
  G2 2136                  1,424,621.00      0.99068043         1,411,344.14        1,396,498.12
  G2 2184                    799,335.00      0.99526241           795,548.08          787,159.99
      TOTALS            $  9,530,779.00                      $  9,505,144.13     $  9,428,480.20


                                   Exhibit A
                              To Series Supplement


                                  Form of Bond

                             (Begins on Next Page)

                                                        Series 1996A/Face Page 1



PRINCIPAL OF THIS BOND IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                    GATEWAY MORTGAGE ACCEPTANCE CORPORATION

               COLLATERALIZED MORTGAGE OBLIGATIONS, SERIES 1996A
                               DUE July 31, 2027
                          ACCRUAL DATE:  June 27, 1996

$9,422,000                        R-1                      CUSIP NO. 367653 BC5


         Gateway Mortgage Acceptance Corporation (the "Issuer"), a Delaware corporation, for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of Nine Million Four Hundred Twenty-Two Thousand and No/Dollars ($9,422,000) on or before July 31, 2027 (the "Stated Maturity"), and to pay interest, (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount of this Bond outstanding, from time to time from June 27, 1996 (the "Accrual Date"), or such later date to which interest has been paid, until the principal amount of this Bond is paid in full, at the rate of seven and five one-hundredths percent (7.05%) per annum, such interest being payable monthly on the last day of each calendar month in each year as set forth in (a), (b) and (c) below, commencing on August 31, 1996 (the "Interest Payment Dates"), except that thirty-four (34) days' interest will be payable with respect to any portion of this Bond redeemed on July 31, 1996. Principal payments on this Bond will be made in the form of redemptions on the last day of each calendar month, commencing July 31, 1996 (the "Principal Payment Dates"). Principal payments will be made as described on the reverse hereof.

         Interest payable on this Bond on any Interest Payment Date will be equal to the amount of interest that has accrued during the related monthly period (each an "Interest Accrual Period") beginning on the first day of the month preceding the month in which such Interest Payment Date occurs (or on the Accrual Date in the case of the first Interest Payment Date) and ending on the last

                                                        Series 1996A/Face Page 2


day of the month preceding the month in which such Interest Payment Date occurs. The rate of interest on this Bond at the rate and computed as described above, is referred to herein as the "Bond Interest Rate."

         The interest on this Bond (other than interest paid with respect to the portion of this Bond that is redeemed on July 31, 1996), to the extent set forth in the preceding paragraph, shall be due and payable in the following manner:

                 (a) Thirty-four (34) days' interest at the Bond Interest Rate shall be due and payable on August 31, 1996 for the period from the Accrual Date through July 31, 1996;

                 (b) Thirty (30) days' interest at the Bond Interest Rate shall be due and payable on the second Interest Payment Date and each Interest Payment Date thereafter, in each case for the related Interest Accrual Period; and

                 (c) Thirty (30) days' interest at the Bond Interest Rate shall be payable on the Interest Payment Date on which this Bond matures or (if earlier) is redeemed, on the whole or any principal portion of this Bond that then matures or is then redeemed, from the end of the Interest Accrual Period related to such Interest Payment Date to such Interest Payment Date, in addition to interest then payable as described in clauses (a) and (b) above.

         The interest payable on any Interest Payment Date, other than interest payable on this Bond (or any portion hereof) on the Interest Payment Date on which this Bond (or such portion) matures or is redeemed, will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Bond is registered on the Record Date for such Interest Payment Date, which shall be the close of business on the last business day of the month immediately preceding the calendar month in which such Interest Payment Date occurs (such persons being referred to herein as "Bondholders" or "Holders"). Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder as of the Record Date, and shall be paid to the Holder of this Bond (i) as of the Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Bondholders not less than 10 days prior to such Special Record Date, or (ii) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Bond may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         The principal of, and interest on, this Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Bond shall be applied first to interest due and payable on this Bond as provided above and then to the unpaid principal of this Bond. Any installment of principal or interest which is not paid when and as due shall bear interest at the rate of interest borne by the principal of this Bond from the date due to the date of payment thereof, but only to the extent that the payment of such interest shall be lawful and enforceable.

                                                        Series 1996A/Face Page 3


         No reference herein to the Indenture or Series Supplement and no provision of this Bond or of the Indenture or Series Supplement shall alter or impair the obligation of the Issuer, which is absolute and unconditional to the extent permitted by applicable law, to pay the principal of, and interest on, this Bond at the times, place and rate, and in the coin or currency, herein prescribed.

         Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this is Bond shall not be entitled to any benefit under the Indenture or Series Supplement, or be valid or obligatory for any purpose:

                                                        Series 1996A/Face Page 4


         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by and under its corporate seal.

Dated: June 27, 1996                      GATEWAY  MORTGAGE ACCEPTANCE
                                          CORPORATION, as Issuer

[S E A L]

                                          By:
                                             -----------------------------------
                                             Christopher J. Blum, Vice President


Attest:


- -----------------------------
Thomas R. Reedy, President


This is one of the Series 1996A Bonds referred to in the within-mentioned Indenture and Series Supplement.

THE BANK OF NEW YORK,
as Trustee


By:
   --------------------------
    Authorized Signatory

Dated:   June 27, 1996

                                                     Series 1996A/Reverse Page 1

                    GATEWAY MORTGAGE ACCEPTANCE CORPORATION
                       COLLATERALIZED MORTGAGE OBLIGATION


         This Bond is one of a duly authorized issue of Bonds of the Issuer designated as its 7.05% Collateralized Mortgage Obligations, Series 1996A (herein called the "Bonds"), to be issued under a Series 1996A Supplement, dated as of June 27, 1996 (the "Series Supplement"), to the Terms Indenture, dated as of March 29, 1989, as amended, incorporating by reference the Standard Indenture Provisions, dated as of January 1, 1989, as amended (the Terms Indenture and Standard Indenture Provisions are collectively referred to as the "Indenture"), between the Issuer and The Bank of New York, as Trustee (the "Trustee"), which term includes any successor Trustee under the Indenture), to which Indenture, Series Supplement and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders of the Bonds and the terms upon which the Bonds are to be authenticated and delivered. All terms used in this Bond which are defined in the Indenture or Series Supplement shall have the meanings assigned to them in the Indenture or Series Supplement, as applicable (except that the term "Bonds" shall refer to the Bonds of this Series unless otherwise indicated herein).

         As provided in the Indenture and Series Supplement, the Bonds of this Series are equally and ratably secured by the collateral pledged as security therefor to the extent provided by the Series Supplement authorizing the Bonds, and the Holders of such Series of Bonds have no rights with respect to any of the collateral pledged as security for any other Series.

         Except in the event of Book Entry Termination, beneficial ownership of this Series of Bonds of which this Bond represents the entire issue may be held only in book entry form (a "Book Entry Certificate") through the Holder hereof and its participating member firms. This Bond evidences, in the aggregate, all of the Outstanding Book Entry Bonds (as hereinafter defined), and the Holder hereof, by its acceptance of this Bond, certifies that it is eligible to serve as Clearing Agency under the Indenture and agrees to be bound by, and to comply with, all of the provisions of this Bond, the Indenture, Series Supplement and indentures supplemental thereto relating to the Book Entry Bonds (the "Book Entry Procedures").

         The aggregate amount of each installment of principal due and payable on the Bonds on each Principal Payment Date is equal to the Principal Distribution Amount for such Principal Payment Date. Principal payments on the Bonds will be applied first to redemption of the Bonds at the request of Beneficial Owners and then to mandatory redemption of the Bonds as described below. Notwithstanding the foregoing, any amounts required to be paid as principal of the Bonds that are in excess of an integral multiple of $1,000 shall be retained in the Collection Account until the following Principal Payment Date. The entire unpaid principal amount of the Bonds shall be due and payable, if not then previously paid, on the Stated Maturity.

         The Book Entry Procedures, which each Holder of this Bond by its acceptance hereof agrees to and shall be bound by, are as follows:

                                                     Series 1996A/Reverse Page 2

                 (a) Beneficial ownership of an interest in this Bond by any Person (a "Beneficial Owner") may be held through entries on the records of brokerage firms maintaining an account of the Beneficial Owner for such purpose. Such an interest in this Bond is hereinafter referred to as a "Book Entry Bond." In turn, each brokerage firm's interest in this Bond will be recorded on the records of the Clearing Agency or of another bank or brokerage firm that participates in the book entry system maintained by the Clearing Agency (a "Clearing Agency Participant") and acts, as agent for such brokerage firm if the Beneficial Owner's brokerage firm is not a Clearing Agency Participant. In accordance with its normal procedures, the Clearing Agency shall record the positions held by each Clearing Agency Participant in the Book Entry Bonds, whether held for its own account or as a nominee for another person. Neither the Trustee, the Bond Registrar, nor the Issuer shall have any liability with respect to the failure of the Clearing Agency, any Clearing Agency Participant or any brokerage firm to comply with such procedures.

                 (b) Each payment of principal of and interest on this Bond will be paid to the Clearing Agency. The Clearing Agency shall credit the amount of such payments to the accounts of the applicable Clearing Agency Participants in accordance with its normal procedures. Each Clearing Agency Participant shall be responsible for disbursing such payments to the Beneficial Owners of the Book Entry Bonds that it represents, and to each brokerage firm for which it acts as agent. Each such brokerage firm shall be responsible for disbursing funds to the Beneficial Owners of the Book Entry Bonds that it represents.

                 (c) A Beneficial Owner of Book Entry Bonds may request that one or more of such Beneficial Owner's Book Entry Bonds be redeemed at the earliest opportunity subject to the limitations on the amount of such redemption described below. A request for redemption may be submitted to the brokerage firm that maintains such Beneficial Owner's account in the Book Entry Bonds. That firm will in turn be responsible for making the request to the Clearing Agency. The Clearing Agency will time-stamp each request for redemption as received, subject to such reasonable procedures as it may establish with respect to determining the order of receipt of requests received on the same day. The Clearing Agency will promptly forward such time-stamped requests for redemption to the Trustee. A Beneficial Owner shall be permitted to withdraw his request for redemption by notifying the brokerage firm that maintains his account in the Book Entry Bonds. The Clearing Agency and the Clearing Agency Participants may require that in order for a request for redemption, or withdrawal of any request for redemption, to be honored with respect to a Principal Payment Date, it must be received by the Clearing Agency (in the case of a request for redemption) and by the Trustee (in the case of a withdrawal of a request for redemption) by the tenth day of the month in which such Principal Payment Date occurs. On March 10 and annually thereafter, after the initial issuance of the Bonds, the Trustee shall contact the Clearing Agency for a list of the Clearing Agency Participants that represent Beneficial Owners of Book Entry Bonds. The Trustee then will notify each such Clearing Agency Participant to attach to each request for redemption a list of the Beneficial Owners represented by such Clearing Agency Participant, the principal amount of Book Entry Bonds owned by each such Beneficial Owner and, if applicable, death certificates for any deceased

                                                     Series 1996A/Reverse Page 3

         Beneficial Owners. The Trustee shall rely on such attachments for purposes of notifying the Clearing Agency Participants that their requests for redemption have been honored pursuant to paragraph (d) below.

                 (d) If the Trustee notifies the Clearing Agency, on or before the 20th day of the month in which any Principal Payment Date occurs, that on such Principal Payment Date the Principal Distribution Amount required to be distributed on this Bond is in excess of the aggregate principal amount of the Bonds for which timely requests for redemption have been delivered to the Trustee, the Clearing Agency shall select Book Entry Bonds to be redeemed in accordance with its then applicable established random lot procedures and the other established procedures of the Clearing Agency Participants and indirect brokerage firms representing the Beneficial Owners of the Book Entry Bonds. Such procedures may provide for the redemption in part of any Book Entry Bond having a denomination in excess of $1,000. The Clearing Agency shall give notice to those Clearing Agency Participants whose Book Entry Bonds have been so selected for redemption.

                 (e) A Beneficial Owner of a Book Entry Bond shall be entitled to transfer Beneficial Ownership of such Book Entry Bond only upon compliance with the procedures established by the Clearing Agency Participant representing such Beneficial Owner or the brokerage firm representing such Beneficial Owner, if any. Each Clearing Agency Participant shall only transfer Book Entry Bonds of Beneficial Owners it represents, or brokerage firms for which it acts as agent, in accordance with the Clearing Agency's normal procedures. Except in the event of Book Entry Termination, as defined in the Indenture and Series Supplement, no Beneficial Owner shall be entitled to receive a Definitive Bond evidencing ownership of his Book Entry Bond.

                 (f) Whenever the vote or consent of the Holders of the Bonds is solicited or may be given pursuant to the Indenture, the Clearing Agency shall vote the percentage of the Current Principal Amount of this Bond that evidences the Book Entry Bonds of each Beneficial Owner in accordance with the written instructions received by the Clearing Agency from the Clearing Agency Participant through which each Beneficial Owner owns his Book Entry Bonds.

         The above-referenced Book Entry Procedures have been included in this Bond solely for the purpose of setting forth the rights of the Beneficial Owners of the Book Entry Bonds with respect to the holding of each Bond by the Clearing Agency and the Clearing Agency Participants, and the inclusion of such Book Entry Procedures in this Bond shall in no way be construed as imposing upon the Trustee, the Bond Registrar, or the Issuer any responsibility for compliance with such Book Entry Procedures by the Clearing Agency or any Clearing Agency Participant of the Clearing Agency.

         If the aggregate principal amount of the Bonds for which timely requests for redemption have been submitted exceeds the Principal Distribution Amount for any Principal Payment Date, principal payments allocated to the Bonds will be allocated on such Principal Payment Date by the Trustee

                                                     Series 1996A/Reverse Page 4

as follows: first, to Clearing Agency Participants on behalf of Deceased Holders in the order that such Deceased Holders' time-stamped requests for such redemption have been received by the Clearing Agency until each Deceased Holder requesting redemption through a Clearing Agency Participant has received an initial priority principal distribution of up to $100,000 with respect to the Bonds held by such Deceased Holder; second, to Clearing Agency Participants on behalf of other Beneficial Owners in the order that such Beneficial Owners' requests for redemption have been received until each Beneficial Owner requesting redemption through a Clearing Agency Participant has received an initial priority principal distribution of up to $10,000 with respect to such Beneficial Owner's Bonds; third, to Clearing Agency Participants on behalf of Deceased Holders in excess of such $100,000 limitation in the order that such time-stamped requests for redemption have been received by the Clearing Agency and without limitation as to the principal amount which may be so redeemed; and fourth, to Clearing Agency Participants on behalf of other Beneficial Owners in excess of such $10,000 limitation in the order that such time-stamped requests for redemption have been received by the Clearing Agency and without limitation as to the principal amount which may be so redeemed. A Bond held by tenants by the entirety, joint tenants or tenants in common, may be deemed to be held by a single Beneficial Owner for purposes of all redemption requests. However, a Bond held by a trustee is considered to be held by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein. Also, the death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Holder of the Bond and the entire principal amount of the Bond so held will be subject to priority in redemption, and the death of a beneficiary of a trust will be deemed to be the death of the Holder of a Bond held by the trustee of the trust to the extent of such beneficiary's beneficial interest in such Bond. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife and in trust arrangements and certain other arrangements where a person has substantially all of the beneficial ownership interest in the Bond during his or her lifetime. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Bond and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

         Payment of the then remaining unpaid principal amount of this Bond on the Stated Maturity of its final installment of principal or on such earlier date as the Issuer shall be required to apply payments received with respect to the GNMA Certificates securing the Bonds to payment of the then remaining unpaid principal amount of this Bond, or to payment of the Redemption Price payable on any date as of which this Bond has been called for redemption in full, shall be made upon presentation of this Bond to the office or agency of the Issuer maintained for such purpose. Payments of interest on this Bond due and payable on each Interest Payment Date, together with any installment of principal of this Bond due and payable on each Interest Payment Date which is also a Principal Payment Date for this Bond to the extent not in full payment of this Bond, shall be made by check mailed to the Person whose name appears as the registered Holder of this Bond (or one or more Predecessor Bonds) on the Bond Register as of the last day of the month preceding such Payment Date (each, a "Record Date").

                                                     Series 1996A/Reverse Page 5

         Checks for amounts which include installments of principal due on this Bond shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Bond Register as of the applicable Record Date without requiring that this Bond be submitted for notation of payment and checks returned undelivered will be held for payment to the Person entitled thereto, subject to the terms of the Indenture and Series Supplement, at the office or agency in the United States of America designated by the Issuer for such purpose pursuant to the Indenture and Series Supplement. Any reduction in the principal amount of this Bond (or any one or more Predecessor Bonds) effected by any payments made on any Principal Payment Date shall be binding upon all Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not noted hereon.

         Notwithstanding the foregoing, so long as this Bond is registered in the name of the Clearing Agency or its nominee, as the representative of the Beneficial Owners, if so requested by the Clearing Agency, the principal of and interest on this Bond shall be payable by wire transfer of federal funds to the Clearing Agency or its nominee, except for the final payment due on Stated Maturity of this Bond, which as described below shall be made only upon presentation and surrender of this Bond at the office or agency of the Issuer maintained for that purpose.

         If funds are expected to be available, as provided in the Indenture and Series Supplement, for payment in full of the then remaining unpaid principal amount of this Bond on a Principal Payment Date which is prior to the Stated Maturity of the final installment of principal hereof, then the Trustee, on behalf of the Issuer, will notify the Person who was the registered Holder hereof on the tenth Business day prior to such Principal Payment Date, by notice mailed no later than the fifth Business Day prior to such Principal Payment Date, and the amount then due and payable shall, if sufficient funds therefor are available, be payable only upon presentation of this Bond to the office or agency of the Issuer maintained for such purpose.

         Any portion of any payment of principal or interest which was due but was not paid or duly provided for on a Payment Date shall forthwith cease to be payable to the Person who was the registered Holder of this Bond on the applicable Record Date, and shall be paid, in whole or in part, to the extent funds are available for such payment, on each Special Payment Date thereafter until all such overdue amounts are paid or duly provided for, to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered on the Special Record Date applicable to each such Special Payment Date or at any other time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture and Series Supplement.

         If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Bonds, the Bonds may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the Stated Maturity of the final installment of principal of this Bond, the amount payable to the Holder of this Bond will be equal to the aggregate unpaid principal amount of this Bond on the date this Bond becomes so due and payable, together with accrued interest on such unpaid principal amount from the last day to which interest has been paid to the date of payment thereof. The Indenture provides

                                                     Series 1996A/Reverse Page 6

that, notwithstanding the acceleration of the maturity of the Bonds, under certain circumstances specified therein all amounts collected as proceeds of the collateral securing the Bonds, or otherwise, shall continue to be applied to payments of principal of and interest on the Bonds as if they had not been declared due and payable. In all other circumstances, following the acceleration of the maturity of the Bonds, all amounts collected as proceeds of the collateral securing the Bonds or otherwise shall be applied, pro-rata among all Bonds of this Series, without preference or priority, first to the payment of interest and then to the payment of amounts due with respect to principal.

         An Event of Default with respect to the Bonds of any other Series issued under the Indenture, including any failure to make any payment of principal or interest with respect thereto when and as due, will not be an Event of Default with respect to the Bonds of this Series.

         As provided in the Indenture and Series Supplement and only under the circumstances specified therein, the Bonds may be redeemed at the option of the Issuer, in whole or in part, on any Principal Payment Date, on or after the earlier of (i) the fourth anniversary of their issuance, or (ii) the date on which the aggregate principal amount of the Bonds then outstanding is less than 20% of their initial aggregate principal amount, at a price equal to 100% of the unpaid principal amount of the Bonds so redeemed, together with accrued and unpaid interest to the optional redemption date.

         If provision is made for the redemption and payment of this Bond in accordance with the Indenture and Series Supplement, the portion of the principal amount of this Bond so redeemed shall thereupon cease to bear interest from and after the date set for such redemption.

         As provided in the Indenture and Series Supplement and subject to certain limitations therein set forth (including without limitation the requirement that the transferee be eligible to serve as Clearing Agency), the transfer of this Bond may be registered on the Bond Register of the Issuer, upon surrender of this Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture and Series Supplement, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon a single new Bond representing the entire Aggregate Current Principal Amount of the Bonds, will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Bond, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the person in whose name this Bond is registered (i) on any Record Date or Special Record Date, for purposes of making payments, and (ii) on any other date for any other purpose, as the owner hereof, whether or not this Bond be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Bonds under the Indenture at any time by the Issuer with the consent of the Holders of Bonds representing two-thirds of the Aggregate Current Principal Amount of all Bonds at the time Outstanding of all Series, in case Outstanding Bonds of all Series are to be affected, or with the

                                                     Series 1996A/Reverse Page 7

consent of the Holders of two-thirds of the Aggregate Current Principal Amount of all the Bonds at the time Outstanding of each Series to be affected, in case one or more, but less than all, of the Series of Bonds then Outstanding are to be affected. The Indenture also contains provisions permitting the Holders of Bonds representing specified percentages of the Aggregate Current Principal Amount of the Bonds of a Series at the time Outstanding on behalf of the Holders of all the Bonds of such Series, to waive compliance by the Issuer with certain provisions of the Indenture and Series Supplement and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder, at the time of the giving thereof, of this Bond (or any one or more Predecessor Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Bond. The Indenture also permits the Trustee and the Issuer to amend or waive certain terms and conditions set forth in the Indenture or a related Series Supplement without the consent of Holders of the Bonds of any Series issued thereunder.

         Beneficial ownership interests in the Bonds (which are issuable in registered form only to the Clearing Agency in a denomination representing the entire aggregate Current Principal Amount of the Bonds of this Series) may be held by Beneficial Owners only in registered Book Entry form, in each case in denominations as provided in the Series Supplement creating this Series of Bonds and subject to certain limitations therein set forth. The Bonds of this Series are exchangeable for a like aggregate initial principal amount of Bonds of such Series of different authorized denominations, as requested by the Holder surrendering same.

         As provided in the Indenture, this Bond, the Indenture and the Series Supplement creating the Bonds of which this Bond is a part shall be construed in accordance with, and governed by, the laws of the State of Texas applicable to agreements made and to be performed therein.

                                                     Series 1996A/Reverse Page 8

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM          -    as tenants in common
         TEN ENT          -    as tenants by the entireties
         JT TEN           -    as  joint  tenants  with  right  of
                               survivorship and not as tenants in common
                          -                      Custodian
                               ------------------         ----------------------
                                     (Cust)                      (Minor)
                               under Uniform Gifts to Minors Act

                               -------------------------------------------------
                                                   (State)


                   Additional abbreviations may also be used
                         though not in the above list.

                                 --------------

                   FOR VALUE RECEIVED the undersigned hereby
                    sell(s), assign(s) and transfer(s) unto

               PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING
                NUMBER OF ASSIGNEE
                                  -----------------------------

                  ---------------------------------------------

                  ---------------------------------------------

                  ---------------------------------------------
                   Please print or typewrite name and address
                     including postal zip code of assignee


- --------------------------------------------------------------------------------
the within Bond and all rights thereunder, hereby irrevocably constituting and
appointing                        attorney to transfer said Bond on the books
of the Issuer, with full power in the premises.

Dated:
      ---------------------   --------------------------------------------------

                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                                     Series 1996A/Reverse Page 9

                                   Exhibit B
                              To Series Supplement


                       Form of Letter of Representations

                             (Begins on Next Page)

                                [DTC LETTERHEAD]

        BOOK-ENTRY-ONLY COLLATERALIZED MORTGAGE OBLIGATIONS (CMOs)--
                          WITH OWNER OPTION TO REDEEM

                           LETTER OF REPRESENTATIONS
                    [To be Completed by Issuer and Trustee]

                    Gateway Mortgage Acceptance Corporation
          ------------------------------------------------------------
                                [Name of Issuer]

                        The Bank of New York, as Trustee
          ------------------------------------------------------------
                               [Name of Trustee]

                                                                   June 27, 1996
                                                                   -------------
                                                                       [Date]

Attention:  General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street; 49th Floor
New York, NY 10041-0099

         Re:  Gateway Mortgage Acceptance Corporation
            --------------------------------------------------------------------

              Collateralized Mortgage Obligations [Issue Description]
            --------------------------------------------------------------------

              Series 1996A
            --------------------------------------------------------------------

Ladies and Gentlemen:

         This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trustee will act as trustee with respect to the Securities pursuant to a Terms Indenture dated as of March 29, 1989, as amended, incorporating by reference the Issuer's Standard Indenture Provisions, dated as of January 1, 1989, as amended, and as supplemented by a Series 1996A Supplement, dated as of June 27, 1996 relating to the Securities (the Indenture and Series 1996A Supplement are referred to collectively as the "Document"). Pursuant to an Underwriting Agreement dated October 15, 1990, as amended (the "Underwriting Agreement") by and between the Issuer and EVEREN Securities, Inc., as representative (the "Representative") of the Underwriters (as defined below) and a Terms Agreement dated June 18, 1996 (the "Terms Agreement") between the Issuer and the Representative on behalf of the underwriters named therein (collectively, the "Underwriters"), the Underwriters have agreed to purchase, and the Issuer has agreed to issue, the Securities. The Underwriters are distributing the Securities through The Depository Trust Company ("DTC").

         To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:

         1. Prior to closing on the Securities on June 27, 1996, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

                 Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 3.

         3. The Issuer will not disseminate invitations to beneficial owners of Securities to tender their Securities. However, beneficial owners may request redemption of their Securities as described in paragraphs 9 and 10 hereof and the Issuer may redeem Securities as described in paragraph 13 hereof.

         4. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

         5. Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but not less than two, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

                          Manager; Announcements
                          Dividend Department
                          The Depository Trust Company
                          7 Hanover Square; 22nd Floor
                          New York, 10004-2695

         6. Interest on the Securities will be payable monthly on the last day of each month, or the immediately succeeding business day (each, a "Payment Date"), with respect to interest accrued on the Securities during the previous calendar month. Such monthly interest payments to be made on each respective Payment Date will be made to holders of record of the Securities as of the close of business on the last business day of the month preceding the month in which such Payment Date occurs (each, a "Record Date"). Interest payable on the initial Interest Payment Date, August 31, 1996, will be with respect to 34 days' interest accrued from June 27, 1996 through July 31, 1996.

         7. Trustee must provide DTC, no later than noon (Eastern Time) on the payment date, CUSIP numbers for each issue for which payment is being sent, as well as the dollar amount of the payment for each issue. Notification of payment details should be sent using automated communications.

         8. Interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds, no later than 2:30 p.m. (Eastern Time) on each payment date (in accordance with existing arrangements between Issuer or Trustee and DTC). Absent any other arrangements between Issuer or Trustee and DTC, such funds shall be wired as follows:

                          Chemical Bank
                          ABA 021000128
                          For credit to A/C The Depository Trust Company Dividend Deposit Account 066-026776

Issuer or Trustee shall provide interest payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, Issuer or Trustee shall provide interest payment information directly to DTC in advance of the interest payment date as soon as the information is available. This information should be conveyed directly to DTC electronically. If electronic transmission is not available, absent any other arrangements between Trustee and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or (212) 709-1686, and receipt of such notices shall be confirmed by telephoning (212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                          Manager, Announcements
                          Dividend Department
                          The Depository Trust Company
                          7 Hanover Square; 22nd Floor
                          New York, NY 10004-2695

         9. DTC shall receive maturity and redemption payments allocated with respect to each CUSIP number on the payable date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between Trustee and DTC, such payments shall be wired as follows:

                          Chemical Bank
                          ABA 021000128
                          For credit to A/C The Depository Trust Company Redemption Account 066-027306

in accordance with existing SDFS payment procedures in the manner set forth in DTC's SDFS Paying Agent Operating Procedures, a copy of which has previously been furnished to Trustee.

         10. DTC shall receive all reorganization payments and CUSIP-level detail resulting from corporate actions (such as tender offers, remarketings, or mergers) on the first payable date in same-day funds by 2:30 p.m. (Eastern
Time). Absent any other arrangements between Trustee and DTC, such payments shall be wired as follows:

                          Chemical Bank
                          ABA 021000128
                          For credit to A/C The Depository Trust Company Reorganization Account 066-027608

         11. To allow beneficial owners to tender for payment Securities pursuant to the Document, DTC will accept tender requests by means of Voluntary Offering Instructions via DTC's Participant Terminal System ("PTS") from Participants. DTC will accept such Instructions from the 1st through the 10th day of each month. DTC will electronically time-stamp all Instructions that it receives during such period. Participants that have submitted Instructions may withdraw such Instructions by sending electronic notice directly to Trustee by means of Voluntary Offering Withdrawal Instructions via PTS) All such Withdrawal Instructions must be received by Trustee on or prior to the last business day of the window period listed above of the month preceding the month in which the payment occurs.

         12. In the event of a payment, Trustee shall select Securities to be repaid from Instructions previously transmitted to it by DTC in the order that such Instructions were received by DTC (as evidenced by DTC's electronic time-stamp on such Instructions) or as selected by lot. Trustee, using DTC's automated put (APUT) program, shall notify DTC and those Participants whose Instructions have been accepted for payment of the aggregate principal amount of Securities to be repaid on behalf of each such Participant, and the name and account number of each beneficial owner whose Securities have been accepted for redemption. Such information must be received by DTC 7 business days prior to the redemption date (2 business days prior if electronic). In the event that the aggregate principal amount of Securities required under the Document to be redeemed exceeds the aggregate principal amount of Securities for which Instructions have been submitted (as evidenced by the Instructions held by Trustee), Trustee shall notify DTC of the amount of such excess to the extent possible prior to the 10th business day preceding the redemption date, but in no event later than the 18th calendar day of the month in which such redemption date occurs. DTC will allocate such excess in accordance with its "Called Securities Procedures" (as described in DTC's Procedures) among the holdings of its Participants as of the close of business on the day prior to the date of such notification based upon the assumption that each Participant holds individual $1,000 Security units aggregating the full principal amount of that Participant's holdings. If such method of selection of Securities to be redeemed is necessary, DTC will notify those of its Participants whose holdings have been so selected for redemption on the forthcoming redemption date by the 23rd day of the month in which such redemption date occurs. DTC will process such redemptions in accordance with its current Rules and procedures, subject to change from time to time.

         13. Notices to DTC pursuant to Paragraph 11 shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to Paragraph 12 shall be sent to DTC's Reorganization Department at
(212) 709-6895 and receipt of such notices shall be confirmed by telephoning
(212) 709-1470. Notices to DTC pursuant to Paragraphs 11 and 12 by mail or by any other means shall be sent to Supervisor; Puts Security Section; Reorganization Department, at the address set forth in Paragraph 3.

         14. DTC may direct Issuer, Trustee, or Tender Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

         15. In the event of a mandatory redemption or a redemption at the option of beneficial owner necessitating a reduction in the aggregate principal amount of Securities outstanding, DTC, in its discretion: (a) may request Trustee to issue and authenticate a new Security certificate; or (b) shall make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal after notifying the Trustee thereof and obtaining the concurrence of the Trustee to such amount (which amount shall be binding upon the Trustee, the Issuer, DTC and all Participants and beneficial owners), except in the case of final or full redemption, in which case the certificate will be presented to Issuer or Trustee prior to payment, if required.

         16. The Document provides that Issuer may at its option redeem all of the Securities under certain circumstances set forth in the Document. In the event of an optional redemption by Issuer, Trustee shall notify DTC at least 15 days prior to the Issuer redemption date. Upon receipt, DTC will forward such notice to its Participants at least 12 days prior to such redemption date.

         In the case of a partial redemption of the Securities at the option of the Issuer, DTC shall allocate the amount of principal so redeemed by random lot in accordance with its "Called Securities Procedures" among the holdings of its Participants as of the close of business on such date based upon the assumption that each Participant holds individual $1,000 Securities aggregating the full principal amount of the Participant's holdings. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                          Manager; Call Notification Department
                          The Depository Trust Company
                          711 Stewart Avenue
                          Garden City, NY  11530-4719

         17. Trustee shall send to Participants semi-annually an outline of the procedures to be utilized by Participants with respect to requests for redemption and withdrawal of such requests on behalf of beneficial owners of Securities.

         18. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Trustee shall notify DTC of the availability of certificates. In such event, Issuer or Trustee shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

         19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

         20. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and
(b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificate(s) by virtue of submission of such certificate(s) to DTC.

         21. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.

Notes:                                                      Very truly yours,
A.       If there is a Trustee (as defined in this          Gateway Mortgage Acceptance Corporation
Letter of Representations), Trustee as well as              ---------------------------------------
Issuer must sign this Letter.  If there is no                               [Issuer]
Trustee, in signing this Letter Issuer itself
undertakes to perform all of the obligations set            By:   /s/ CHRISTOPHER J. BLUM
forth herein.                                                   -----------------------------------
                                                                 (Authorized Officer's Signature)
B.       Schedule B contains statements that DTC
believes accurately describe DTC, the method of             The Bank of New York, as Trustee
effecting book-entry transfers of securities                ---------------------------------------
distributed through DTC, and certain related                              [Trustee]
matters.
                                                            By:   /s/ RICHARD COSTANTINO
                                                                -----------------------------------
                                                                 (Authorized Officer's Signature)
Received and Accepted:
THE DEPOSITORY TRUST COMPANY                                RICHARD COSTANTINO
                                                               Vice President
By:/s/ Richard B. Wesson
   ---------------------

cc:  Underwriter
     Underwriter's Counsel


                                                                      SCHEDULE A

                    Gateway Mortgage Acceptance Corporation
            -------------------------------------------------------


               Collateralized Mortgage Obligations, Series 1996A
            -------------------------------------------------------
                                (Describe Issue)

CUSIP Number        Principal Amount        Maturity Date       Interest Rate
- ------------        ----------------        -------------       -------------

 367653 BC5            $9,422,000           July 31, 2027           7.05%

                                                                      SCHEDULE B

                       SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

 (PREPARED BY DTC - BRACKETED MATERIAL MAY BE APPLICABLE ONLY TO CERTAIN ISSUES)

         1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

         2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

         3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities,
except in the event that use of the book-entry system for the   Securities is
discontinued.

         4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         [6. Redemption notices shall be sent to Cede & Co. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

         7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         8. Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Trustee, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of Issuer or Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to Trustee [or Tender/Remarketing Agent], and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to Trustee [or Tender/Remarketing Agent]. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to Trustee's [or Tender/Remarketing Agent's] DTC account.]

         10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

         11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

         12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.





                                      -ii-